SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               UNIONBANCORP, INC.
------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: NA
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    (2) Aggregate number of securities to which transaction applies: NA
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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): NA
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: NA
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Notes:

                           ub [LOGO OF UNION BANCORP]
                               UNION BANCORP, INC.



                                       March 15, 2002

Dear Fellow Stockholder:

         You are cordially invited to attend UnionBancorp, Inc.'s annual meeting of stockholders at the Starved Rock Lodge and Conference Center located in Utica, Illinois, on Tuesday, April 23, 2002, at 10:00 a.m. At the meeting, we will report to you on the progress of UnionBancorp and respond to your comments or questions. Moreover, several members of our management team will be available to speak with you individually about our record of achievement and plans for the future.

         Your board of directors has nominated three persons to serve as Class I directors on the board of directors. Their names appear in the enclosed proxy material. All three of the nominees are incumbent directors. We recommend that you vote your shares for the nominees.

         We encourage you to attend the meeting in person. Because it is important that your shares be represented at the meeting, please sign and return the enclosed proxy, whether or not you plan to attend the meeting.

         We look forward with pleasure to seeing and visiting with you at the meeting.

                                       With best personal wishes,



                                       /s/ CHARLES J. GRAKO
                                       ------------------------------
                                       Charles J. Grako
                                       President and
                                       Chief Executive Officer



             321 West Main Street o Ottawa Illinois o (815) 431-2720
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                               ub
                               UNIONBANCORP, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 23, 2002
                    ----------------------------------------


TO HOLDERS OF COMMON STOCK:

         The annual meeting of stockholders of UnionBancorp, Inc., a Delaware corporation, will be held at the Starved Rock Lodge and Conference Center located in Utica, Illinois, on Tuesday, April 23, 2002, at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

         1.       to elect three Class I directors.

         2. to transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

         We are not aware of any other business to come before the meeting. Only those stockholders of record as of the close of business on March 1, 2002, shall be entitled to notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned or postponed in order to permit our further solicitation of proxies.

                                       By Order of the Board of Directors



                                       /s/ CHARLES J. GRAKO
                                       ------------------------------
                                       Charles J. Grako
                                       President and
                                       Chief Executive Officer

Ottawa, Illinois
March 15, 2002

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IT IS HOPED THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND IF YOU DO YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.
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                               ub
                               UNIONBANCORP, INC.


                                 PROXY STATEMENT

         This proxy statement is furnished in connection with the solicitation by the board of directors of UnionBancorp, Inc. of proxies to be voted at the annual meeting of stockholders to be held at the Starved Rock Lodge and Conference Center located in Utica, Illinois, on Tuesday, April 23, 2002, at 10:00 a.m., local time, or at any adjournments or postponements of the meeting.

         UnionBancorp, a Delaware corporation, is a regional financial services company based in Ottawa, Illinois which has four bank subsidiaries. Our banks serve communities throughout Central and Northern Illinois through twenty-five locations. We also own the following non-bank subsidiary:

         o UnionFinancial Services & Trust Company, an insurance/brokerage agency and trust company which also serves as an owner and lessor of banking offices to several of our banks.

         The proxy statement and the accompanying notice of meeting and proxy are first being mailed to holders of shares of our common stock, par value $1.00 per share, on or about March 15, 2002. Our 2001 annual report, including financial statements, is enclosed.

Voting Rights and Proxy Information

         The board of directors has fixed the close of business on March 1, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. Our transfer books will not be closed between the record date and the date of the annual meeting. The board of directors hopes that all stockholders can be represented at the annual meeting. Whether or not you expect to be present, please sign and return your proxy in the enclosed self-addressed, stamped envelope. Stockholders giving proxies retain the right to revoke them at any time before they are voted by written notice of revocation to the Secretary of UnionBancorp, and stockholders present at the meeting may revoke their proxy and vote in person.

         On March 1, 2002, we had 3,979,056 issued and outstanding shares of common stock. For the election of directors, and for all other matters to be voted upon at the annual meeting, each share of common stock is entitled to one vote. A majority of the outstanding shares of the common stock must be present in person or represented by proxy to constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. Directors will be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote. In all other matters, the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter shall be required to constitute stockholder approval. Abstentions will be treated as votes against a proposal and broker non-votes will have no effect on the vote.

                                       1.

                              ELECTION OF DIRECTORS

         We have a staggered board of directors, divided into three classes. One class is elected annually to serve for three years. At the annual meeting, our stockholders will be entitled to elect three Class I directors for terms of three years or until their successors are elected and qualified. Each of the nominees for election as Class I directors are incumbent directors.

         The proxy provides instructions for voting for all director nominees or for withholding authority to vote for one or more director nominees. Unless instructed to the contrary, the persons acting under the proxy which we are soliciting will vote for the nominees listed below. In the event, however, that any nominee shall be unable to serve, which is not now contemplated, the proxy holders reserve the right to vote at the annual meeting for a substitute nominee.

Information About Directors and Nominees

         Set forth below is information, current as of March 1, 2002, concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including the age, year first elected a director and business experience of each during the previous five years. Unless otherwise indicated, each person has held the positions shown for at least five years. The three nominees, if elected at the annual meeting, will serve as Class I directors for three-year terms, expiring in 2005. We recommend that you vote your shares FOR all three nominees.

                                    NOMINEES

Name                                            Position with UnionBancorp
(Age)                   Director Since           and Principal Occupation
-----                   --------------           ------------------------

Class I
(term expires 2005)

Richard J. Berry             1985          Director of UnionBancorp; Attorney,
(Age 49)                                   Myers, Berry, O'Conor & Kuzma, Ltd.

Walter E. Breipohl           1993          Director of UnionBancorp; Owner,
(Age 48)                                   Kaszynski/Breipohl Realtors/
                                           Developers

John A. Trainor              1985          Chairman of the Board (since 2000)
(Age 71)                                   and Director of UnionBancorp; Owner,
                                           Trainor Grain & Supply Company, Inc.

                              CONTINUING DIRECTORS

Class II
(term expires 2003)

L. Paul Broadus              1986          Director of UnionBancorp; Founder and
(Age 67)                                   President, Broadus Oil Company

Robert J. Doty               1996          Director of UnionBancorp; Chairman of
(Age 74)                                   Prairie Bancorp, Inc. (1989-1996);
                                           Consultant, Farm Management


                                       2.

Name                                            Position with UnionBancorp
(Age)                   Director Since           and Principal Occupation
-----                   --------------           ------------------------

Jimmie D. Lansford           1988          Director and Executive Vice
(Age 62)                                   President, Organizational Development
                                           and Planning (since 1996) of
                                           UnionBancorp; Chief Executive
                                           Officer, St. Mary's Hospital
                                           (1987-1996)

Class III
(term expires 2004)

Charles J. Grako             2000          Director, President (since 1999) and
(Age 48)                                   Chief Executive Officer (since 2000)
                                           of UnionBancorp; Chief Financial
                                           Officer of UnionBancorp (1990-2000)

Dennis J. McDonnell          2000          Director of UnionBancorp; Chairman of
(Age 59)                                   McDonnell Investment Management,
                                           (2001-present); Director of Global
                                           Decisions Group; President and Chief
                                           Operating Officer of Van Kampen
                                           Investment Advisory Corporation
                                           (1983-2000)

John A. Shinkle              1997          Director of UnionBancorp; Executive
(Age 50)                                   Vice President and Director, Synovus
                                           Securities, Inc. (1986-present)

Scott C. Sullivan            1996          Director of UnionBancorp; Attorney,
(Age 47)                                   Williams & McCarthy

         All of our directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between UnionBancorp and any person pursuant to which any director has been selected. No member of the board of directors is related to any other member of the board of directors.

Board Committees and Meetings

         Our board of directors generally meets on a quarterly basis. The board of directors met four times during 2001. During 2001, all directors attended at least 75 percent of the meetings of the board and the committees on which they served. Our board of directors has standing executive, audit and compensation committees.

         The executive committee is comprised of Messrs. Berry, Broadus, Grako, Sullivan and Trainor. The executive committee meets on an as needed basis and exercises the power of the board of directors between board meetings. This committee met four times in 2001.

         The audit committee recommends independent auditors to the board, reviews the results of the auditors' services, reviews with management and the internal auditor the systems of internal control and internal audit reports and assures that our books and records are kept in accordance with applicable accounting principles and standards. The audit committee charter, which sets forth the duties and responsibilities of the committee, was attached as an exhibit to the proxy statement for the 2001 Annual Meeting of Stockholders. The members of the audit committee are Messrs. Reinhardt (Chair), Doty and McGrogan. During 2001, the audit committee met five times.

                                       3.

         The compensation committee establishes compensation and benefits for the chief executive officer and reviews and recommends compensation and benefits for the other officers and employees of UnionBancorp and our subsidiaries. The committee also administers and oversees our stock-based incentive compensation plans. The members of the compensation committee are Messrs. Shinkle (Chair), Breipohl, McDonnell and Lansford (ex officio). The compensation committee met six times in 2001.

Compensation of Directors

         Each of our directors was paid a fee of $1,000 for each board meeting attended and $250 for each committee meeting attended. In addition, each director was paid an annual retainer of $2,500. Each of our directors may also receive an annual grant of options to purchase shares of common stock under UnionBancorp's stock option plan. The stock option plan provides for annual formula grants to each of our directors of options to purchase shares of common stock with an exercise price of not less than 75% of the then current market price of the common stock on the date of the grant. Such options become exercisable over five years. During 2001, each director was granted options to purchase 3,750 shares of common stock at a price of $11.75 per share.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our common stock at March 1, 2002, by each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table which can be found later in this proxy statement, and by all of our directors and executive officers as a group.

            Name of Individual or                      Amount and Nature of         Percent
        Number of Individuals in Group              Beneficial Ownership(1)(2)     of Class
        ------------------------------              --------------------------     --------

5% Stockholders

UnionBank, as Trustee for the                               489,917 (3)              12.3%
UnionBancorp, Inc. Employee Stock Ownership
Plan ("ESOP")
201 East Main Street
Streator, Illinois  61364

Wayne W. Whalen                                             758,997 (4)              18.7%
333 W. Wacker Drive, Suite 2100
Chicago, Illinois  60606

Jeffrey L. Gendell                                          354,500 (5)               8.9%
37 Park Avenue, 9th Floor
New York, New York  10017

Directors and Nominees

Richard J. Berry                                             42,179 (6)               1.1%
Walter E. Breipohl                                           23,879                     *
L. Paul Broadus                                              27,114 (7)                 *
Robert J. Doty                                                6,534                     *

                                       4.

            Name of Individual or                      Amount and Nature of         Percent
        Number of Individuals in Group              Beneficial Ownership(1)(2)     of Class
        ------------------------------              --------------------------     --------

Charles J. Grako                                             42,438 (8)               1.1%
Jimmie D. Lansford                                           30,889 (9)                 *
Dennis J. McDonnell                                         586,766 (10)             14.4%
Lawrence J. McGrogan                                         32,203 (11)                *
I.J. Reinhardt, Jr.                                          19,200 (12)                *
John A. Shinkle                                               6,729 (13)                *
Scott C. Sullivan                                            13,505 (14)                *
John A. Trainor                                              35,199 (15)                *

Other Named Executive Officers

Gaylon E. Martin                                                 --                     *

All directors and executive officers as a group             873,055                  21.5%
(13 persons)

-----------------------
* Indicates less than one percent.

(1) The information contained in this column is based upon information furnished to us by the persons named above and the members of the designated group. Amounts reported include shares held directly as well as shares which are held in retirement accounts and shares held by members of the named individuals' families or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective individual may be deemed to have sole or shared voting and/or investment power. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares.

(2) Amounts shown include shares presently obtainable through the exercise of options to purchase shares of common stock granted under UnionBancorp's stock option plan as follows: Mr. Berry - 12,200 shares; Mr. Breipohl - 12,200 shares; Mr. Broadus - 11,450 shares; Mr. Doty - 3,550 shares; Mr. Grako - 14,421 shares; Mr. Lansford - 16,867 shares; Mr. McDonnell - 750 shares; Mr. McGrogan - 12,200 shares; Mr. Reinhardt
         - 10,200 shares; Mr. Shinkle - 3,550 shares; Mr. Sullivan - 3,550 shares and Mr. Trainor - 11,700 shares. Option holders have the sole power to exercise their respective options and would also be entitled to exercise sole voting and investment power over the shares issued upon the exercise of such options.

(3) All of the shares held by the employee stock ownership plan are allocated to particular participants' accounts and over which shares the employee stock ownership plan trustee has shared voting and no investment power over such shares.

(4) As reported to the Securities and Exchange Commission on a Schedule 13D/A dated January 14, 2002. In addition, Mr. Whalen's wife, Paula Wolff, and WPW Associates, L.P., a family limited partnership, were also named as parties sharing voting and investment power over such shares. The amount above also includes approximately 86,016 shares which are issuable upon the conversion of 1,381 shares of UnionBancorp, Inc. convertible preferred stock held by Mr. Whalen.

(5) As reported to the Securities and Exchange Commission on a Schedule 13G dated February 5, 2002. Includes 18,200 shares allocated to Tontine Partners, L.P., 308,500 shares allocated to Tontine Financial Partners, L.P. and 27,800 shares allocated to Tontine Overseas Associates, L.L.C., over which Mr. Gendell has shared voting and investment power over such shares.

(6) Includes 3,000 shares held individually by Mr. Berry's spouse and 11,100 shares held in trusts for which Mr. Berry is a co-trustee, over which shares Mr. Berry has shared voting and investment power.

(7) Includes 7,380 shares held by Mr. Broadus jointly with his spouse, over which shares Mr. Broadus has shared voting and investment power.

(8) Includes 2,000 shares held by Mr. Grako jointly with his spouse, over which shares Mr. Grako has shared voting and investment power. Also includes 22,028 shares allocated to Mr. Grako under the employee stock ownership plan.

                                       5.

(9) Includes 2,000 shares held by Mr. Lansford jointly with his spouse, over which shares Mr. Lansford has shared voting and investment power. Also includes 1,943 shares allocated to Mr. Lansford under the employee stock ownership plan.

(10) Includes shares held jointly by Mr. McDonnell and his wife over which voting and dispositive power is shared, plus shares held by the Dennis
         J. McDonnell Trust, for which Mr. McDonnell serves as trustee. The amount above also includes approximately 86,016 shares which are issuable upon the conversion of 1,381 shares of UnionBancorp, Inc. convertible preferred stock held by Mr. McDonnell. Mr. McDonnell's address is 815 Jackson Avenue, River Forest, Illinois 60305.

(11) Includes 11,040 shares held by Mr. McGrogan jointly with his spouse, over which shares Mr. McGrogan has shared voting and investment power, and also includes 1,884 shares owned solely by his spouse, over which shares Mr. McGrogan has no voting or investment power. Mr. McGrogan will retire as a director effective at the conclusion of his current term of office expiring in 2002.

(12) Includes 6,000 shares held by Mr. Reinhardt jointly with his spouse, over which shares Mr. Reinhardt has shared voting and investment power.

(13) Includes 400 shares held by members of Mr. Shinkle's family. Mr. Shinkle has no voting or investment power over 100 of such shares and has shared voting and investment power over the remaining 300 shares. Mr. Shinkle also has voting and investment power over 700 shares held in an investment club.

(14) Includes 1,660 shares held by Mr. Sullivan jointly with his spouse and 1,000 shares held by members of Mr. Sullivan's family. Mr. Sullivan has shared voting and investment power over the 2,660 shares.

(15) Includes 4,670 shares held solely by Mr. Trainor's spouse, over which shares Mr. Trainor has no voting or investment power.

Section 16(a) Beneficial Ownership Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. They are also required to furnish us with copies of all
Section 16(a) forms they file. Based solely on our review of the copies of such forms, and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 2001, we are not aware that any of our directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during 2001.

                                       6.

                             EXECUTIVE COMPENSATION

Cash Compensation

         The following table shows the compensation earned for the last three fiscal years by the chief executive officer and our executive officers whose 2001 salary and bonus exceeded $100,000:

-----------------------------------------------------------------------------------------------
                                  SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------
                                                                    Long Term
                                                                  Compensation
                                        Annual Compensation          Awards
                                    -------------------------------------------
           (a)                (b)        (c)            (d)            (g)              (i)

                                                                   Securities
                                                                   Underlying        All Other
        Name and                                                  Options/SARs     Compensation
   Principal Position        Year     Salary($)      Bonus($)        (#)(1)             ($)
-----------------------------------------------------------------------------------------------
Charles J. Grako(2)          2001     $ 175,000     $      --         5,707        $  25,511(2)
President and Chief          2000       162,648            --            --           26,234(2)
Executive Officer            1999       129,170            --         4,600           19,088(2)
-----------------------------------------------------------------------------------------------

Jimmie D. Lansford(3)        2001     $ 110,000     $      --         3,587        $  22,310(3)
Executive Vice President     2000       102,954            --            --           19,377(3)
-----------------------------------------------------------------------------------------------

Gaylon E. Martin(4)          2001     $ 119,218     $      --            --        $   4,969(4)
Senior Vice President
-----------------------------------------------------------------------------------------------

(1) All options vest at a rate of 20% per year on or about each anniversary of the date of grant.

(2) Mr. Grako was named chief executive officer on June 22, 2000. Represents the dollar value of allocations under our employee stock ownership plan in the amounts of $6,657 for 2001, $5,953 for 2000 and $7,946 for 1999, premiums for split dollar life insurance of $404 for 2001, $678 for 2000 and $2,034 for 1999, fees for services provided to our board of directors and director fees for serving on the boards of various subsidiaries of $15,050 for 2001, $16,350 for 2000, $6,525 for 1999. In addition, it includes $3,400 of 401(k) matching contributions in 2001, $3,253 for 2000 and $2,583 for 1999.

(3) We were not required to disclose Mr. Lansford's salary information with respect to his compensation prior to 2000. Represents the dollar value of allocations under our employee stock ownership plan in the amount of $4,308 for 2001 and $3,768 for 2000, premiums for split dollar life insurance of $802 for 2001, fees for services provided to our board of directors and director fees for serving on the boards of various subsidiaries of $15,000 for 2001 and $13,550 for 2000, and $2,200 of
         401(k) matching contributions in 2001 and $2,059 for 2000.

(4) We were not required to disclose Mr. Martin's salary information in the past. Accordingly, no information is given with respect to his compensation in 1999 and 2000. Represents the dollar value of fees for services provided to our board of directors and director fees for serving on the board of one subsidiary of $4,400 for 2001 and $569 of 401(k) matching contributions in 2001.

Stock Option Information

         The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named above in the summary compensation table:

                                       7.

-------------------------------------------------------------------------------------------------------------
                                       OPTION GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------------------------------------
                                               Individual Grants
-------------------------------------------------------------------------------------------------------------
                                                                                   Potential realizable value
                                                                                   at assumed annual rates of
                                                                                    stock price appreciation
                                                                                        for option term
-------------------------------------------------------------------------------------------------------------

       (a)               (b)            (c)             (d)             (e)           (f)           (g)

                                    % of Total
                                      Options
                       Options      Granted to      Exercise or
                       Granted     Employees in     Base Price      Expiration
       Name             (#)(1)      Fiscal Year       ($/Sh)           Date           5%($)        10%($)
-------------------------------------------------------------------------------------------------------------
Charles J. Grako        5,707           28%           $ 11.75        02/15/11      $  42,172     $ 106,872
-------------------------------------------------------------------------------------------------------------
Jimmie D. Lansford      3,587           18%           $ 11.75        02/15/11      $  26,506     $  67,172
-------------------------------------------------------------------------------------------------------------

(1) All options vest at a rate of 20% per year on or about each anniversary of the date of grant.


                                       8.

         The following table sets forth certain information concerning the exercisable and nonexercisable stock options at December 31, 2001 held by the individuals named in the summary compensation table.

---------------------------------------------------------------------------------------------------------------------
                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                                   OPTIONS VALUES
---------------------------------------------------------------------------------------------------------------------
                                                             Number of Securities
                          Shares                            Underlying Unexercised           Value of Unexercised
                       Acquired on                             Options at FY-End           In-the-Money Options at
       Name              Exercise      Value Realized               (#)(d)                      FY-End ($)(e)
      (#)(a)              (#)(b)           ($)(c)         Exercisable   Unexercisable     Exercisable   Unexercisable
---------------------------------------------------------------------------------------------------------------------
Charles J. Grako            --               --             11,280         10,407          $ 35,284       $ 12,540
---------------------------------------------------------------------------------------------------------------------

Jimmie D. Lansford          --               --             13,550          9,287          $ 57,117       $ 13,073
---------------------------------------------------------------------------------------------------------------------

Employment Agreements and Other Arrangements

         We are not a party to any employment agreements with our executive officers, except for the employment agreement entered into on August 22, 2001 with Paul R. Tingley, President of UnionFinancial Services & Trust Company. The employment agreement with Mr. Tingley provides that beginning January 2002, UnionBancorp, Inc. will pay Mr. Tingley a minimum of $10,000 monthly. Mr. Tingley's total compensation, including bonuses, is valued at $150,000 annually. Mr. Tingley is entitled to other customary employee benefits provided by UnionBancorp. Mr. Tingley's employment agreement terminates on August 22nd, 2004.

Compensation Committee Interlocks and Insider Participation

         During 2001, the members of the compensation committee were Messrs. Shinkle, Breipohl, McDonnell and Lansford (ex officio). None of these individuals was an officer or employee of UnionBancorp or any of our subsidiaries during 2001, and none of these individuals is a former officer or employee of UnionBancorp or any of our subsidiaries, except for Mr. Lansford who is Executive Vice President, Organizational Development and Planning. Mr. Lansford did not participate in any decisions pertaining to his compensation.

Board Compensation Committee Report on Executive Compensation

         The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by UnionBancorp shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

         The compensation committee of our board of directors is comprised of three outside directors and is responsible for recommendations to the board of directors for compensation of executive officers of our subsidiaries and UnionBancorp. In determining compensation, the following factors are generally taken into consideration:

         o the performance of the executive officers in achieving our short and long-term goals;

         o payment of compensation commensurate with the ability and expertise of the executive officers; and

         o payment of compensation that is competitive with similar companies.

                                       9.

The committee considers the foregoing factors, as well as others, in determining compensation. There is no assigned weight given to any of these factors.

         Additionally, the compensation committee considers various benefits, such as our employee stock ownership plan, 401(k) plan and the stock option plan, together with perquisites in determining compensation. The committee believes that the benefits provided through the stock-based plans more closely tie the compensation of the officers to the interests of the stockholders and provide significant additional performance incentives for the officers which directly benefit the stockholders through an increase in the stock value.

         Annually, the compensation committee evaluates four primary areas of performance in determining the chief executive officer's level of compensation. These areas are:

         o        long-range strategic planning and implementation;

         o        our financial performance;

         o our compliance with regulatory requirements and relations with regulatory agencies; and

         o the individual's effectiveness of managing relationships with stockholders and the board of directors.

         When evaluating our financial performance, the committee considers profitability, asset growth and risk management. The primary evaluation criteria are considered to be essential to our long-term viability and are given equal weight in the evaluation. Finally, the committee reviewed compensation packages of peer institutions, as well as compensation surveys provided by independent third parties, to ensure that the chief executive officer's compensation is competitive and commensurate with his level of performance.

                             Compensation Committee:
                             John A. Shinkle (Chair)
                               Walter E. Breipohl
                               Dennis J. McDonnell
                         Jimmie D. Lansford (ex officio)


                                       10.

Stockholder Return Performance Presentation

         The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by UnionBancorp shall not be deemed to include the following performance graph and related information unless such graph and related information are specifically stated to be incorporated by reference into such document.

         The following graph shows a comparison of cumulative total returns for UnionBancorp, the Nasdaq Stock Market (US Companies) and an index of SNL Midwest Bank Stocks for the five-year period beginning January 1, 1997 and ending on December 31, 2001. The graph was prepared at our request by SNL Securities, Charlottesville, Virginia.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                   (ASSUMES $100 INVESTED ON JANUARY 1, 1997)

--------------------------------------------------------------------------------

                            Total Return Performance

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
                                                         Period Ending
--------------------------------------------------------------------------------------------------
Index                         12/31/96    12/31/97    12/31/98    12/31/99    12/31/00    12/31/01
--------------------------------------------------------------------------------------------------
UnionBancorp, Inc.              100.00      152.33      117.64      101.24       73.32      102.76
--------------------------------------------------------------------------------------------------
NASDAQ - Total US *             100.00      122.48      172.68      320.89      193.01      153.15
--------------------------------------------------------------------------------------------------
SNL Midwest Bank Index          100.00      162.14      172.46      135.50      164.09      167.69
--------------------------------------------------------------------------------------------------

*Source: CRSP, Center for Research in Security Prices, Graduate School of
 Business, The University of Chicago 2002.

Used with permission. All rights reserved. crsp.com.


                                       11.

                          TRANSACTIONS WITH MANAGEMENT

         Several of our directors and executive officers (including their affiliates, families and companies in which they are principal owners, officers or directors) were loan customers of, and had other transactions with, us and our subsidiaries in the ordinary course of business. These loans and lines of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. During 2001, we paid approximately $191,444 to the law firm of Myers, Berry, O'Conor & Kuzma, Ltd. for legal services. Richard J. Berry, a director of UnionBancorp, is a principal of that firm.

                                 ACCOUNTANT FEES

Audit Fees

         Our independent auditor during 2001 was Crowe, Chizek and Company LLP. The aggregate fees and expenses billed by Crowe Chizek in connection with the audit of our annual financial statements as of and for the year ended December 31, 2001 and for the required review of our financial information included in our Form 10-Q filings for the year 2001 was $95,500.

Financial Information Systems Design and Implementation Fees

         There were no fees incurred for these services for the year 2001.

All Other Fees

         The aggregate fees and expenses billed by Crowe Chizek for all other services rendered to us for 2001 was $248,705.

         The audit committee, after consideration of the matter, does not believe that the rendering of these services by Crowe Chizek to be incompatible with maintaining its independence as our principal accountant.

                             AUDIT COMMITTEE REPORT

         The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by UnionBancorp shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

         The audit committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The audit committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K. The committee is comprised solely of independent directors.

                                       12.

         The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2001 with our management and Crowe, Chizek and Company LLP, our independent auditors. The committee has also discussed with Crowe Chizek the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from Crowe Chizek required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and Crowe Chizek, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2001 for filing with the Securities and Exchange Commission.

                                Audit Committee:
                           I.J. Reinhardt, Jr. (Chair)
                                 Robert J. Doty
                              Lawrence J. McGrogan

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         For inclusion in our proxy statement and form of proxy relating to the 2003 annual meeting of stockholders, stockholder proposals must be received by us on or before November 15, 2002. In order to be presented at such meeting, notice of the proposal must be received by UnionBancorp on or before March 24, 2003, and must otherwise comply with our bylaws.

                        "HOUSEHOLDING" OF PROXY MATERIALS

         In December of 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, prospectuses and annual reports with respect to two or more security holders sharing the same address by delivering a single copy of proxy statements, prospectuses and annual reports, as the case may be, addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for security holders and cost savings for companies.

         This year, a number of brokers with accountholders who are UnionBancorp stockholders will be "householding" our proxy materials. As indicated in the notice previously provided by these brokers to UnionBancorp stockholders, a single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or the Company that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to UnionBancorp, Inc., Investor Relations, 321 West Main Street, Ottawa, IL 61350 or contact Investor Relations at (815) 431-2720.

         Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request "householding" of their communications should contact their broker or, if a stockholder is a direct holder of UnionBancorp shares, they should submit a written request to Computershare Investor Services, the Company's transfer agent, at 2 North LaSalle Street, Chicago, IL 60602.

                                       13.

                                  OTHER MATTERS

         We do not intend to present any other business at the meeting and know of no other matters which will be presented. However, if any other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on those matters. A representative of our independent auditors, Crowe, Chizek and Company, LLP, is expected to attend the annual meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires.

         Your proxy is solicited by the board of directors, and we will pay the cost of solicitation. In addition to soliciting proxies by use of the mail, officers, directors and regular employees of UnionBancorp or our subsidiaries, acting on our behalf, may solicit proxies by telephone, telegraph or personal interview. We will, at our expense, upon the receipt of a request from brokers and other custodians, nominees and fiduciaries, forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

                           FAILURE TO INDICATE CHOICE

         If any stockholder fails to indicate a choice with respect to any of the proposals on the proxy for the annual meeting, the shares of such stockholder shall be voted FOR the nominees listed under proposal 1.


                                       By Order of the Board of Directors



                                       /s/ CHARLES J. GRAKO
                                       -------------------------
                                       Charles J. Grako
                                       President and
                                       Chief Executive Officer

Ottawa, Illinois
March 15, 2002

                       ALL STOCKHOLDERS ARE URGED TO SIGN
                         AND MAIL THEIR PROXIES PROMPTLY


                                       14.

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